Exhibit 99.1

May 18, 2010

Tofutti Press Release


Company Contact:  Steve Kass
                           Chief Financial Officer
                           (908) 272-2400
                           (908) 272-9492 (Fax)



                     TOFUTTI ANNOUNCES FIRST QUARTER RESULTS

         Cranford, New Jersey -- May 18, 2010 -- TOFUTTI BRANDS INC. (NYSE AMEX
Symbol: TOF) today announced its results for the thirteen week period ended April 3, 2010. Financial Highlights for the Quarter o Revenues for the first quarter were approximately $4.6 million compared to $4.2 million in the first quarter of 2009. o Operating income in the first quarter was $475,000 compared to $253,000 in the first quarter of 2009. o Net income for the first quarter was $275,000 compared to $152,000 in the first quarter of 2009.

         The Company reported net sales for the thirteen weeks ended April 3, 2010 of approximately $4.6 million compared with net sales of $4.2 million for the thirteen weeks ended March 28, 2009. The increase in net sales can be attributed to the improving economic climate. Sales of the Company's soy-cheese products improved while sales of its frozen dessert products maintained their 2009 levels.

         For the thirteen weeks ended April 3, 2010, the Company reported an increase of $222,000 in income before income taxes to $475,000 as compared with income before income taxes of $253,000 for the comparable 2009 period. The Company also reported that its gross profit increased to $1,614,000 in the period ended April 3, 2010 from $1,371,000 in the period ended March 28, 2009 due to the higher level of sales. The Company's gross profit percentage increased to 35% for the period ending April 3, 2010 compared to 33% for the period ending March 28, 2009.

The improvement in the Company's gross profit percentage was due primarily to the discontinuance of slower selling, lower margin products in 2009.

         Net income for the thirteen weeks ended April 3, 2010 increased to $275,000 ($0.05 per share) compared to $152,000 ($0.03 per share) for the thirteen week period ended March 28, 2009.

         Mr. David Mintz, Chairman and Chief Executive Officer of the Company stated, "Our improved results in the first quarter of 2010 reflect the general improvement in the economic climate and our decision to drop certain low profit margin products that we sold in the 2009 period. We continue to concentrate on our core business of non-dairy frozen desserts and soy-cheese products and believe this strategy will continue to provide positive results. We look forward to improvements in our sales and operating income during the upcoming summer months."

         TOFUTTI BRANDS INC. is principally involved in the development, production and marketing of TOFUTTI brand soy-based, dairy-free frozen desserts, soy-based dairy free cheese products and other soy-based, dairy-free food products. TOFUTTI products are sold in grocery stores, supermarkets, health and convenience stores throughout the United States and in approximately twenty-five other countries.

         Some of the statements in this press release concerning the Company's future prospects are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may vary significantly based upon a number of factors including, but not limited to business conditions both domestic and international, competition, changes in product mix or distribution channels, resource constraints encountered in promoting and developing new products and other risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its annual report on Form 10-K.


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                               TOFUTTI BRANDS INC.
                               -------------------

                       Condensed Statements of Operations
                       ----------------------------------
                    (in thousands, except per share figures)

                                               Thirteen weeks     Thirteen weeks
                                                   ended               ended
                                                April 3, 2010     March 28, 2009
                                                -------------     --------------
 Net sales...................................      $4,592             $4,178

 Cost of sales...............................       2,978              2,807
                                                    -----              -----

 Gross profit................................       1,614              1,371

 Operating expenses..........................       1,139              1,118
                                                    -----              -----

 Income before income taxes .................         475                253

 Income taxes................................         200                101
                                                    -----              -----

 Net income .................................        $275               $152
                                                    =====              =====

 Net income per common share:

          Basic..............................       $0.05              $0.03
                                                    =====              =====

          Diluted............................       $0.05              $0.03
                                                    =====              =====

 Weighted average common shares
    outstanding:

          Basic..............................       5,177              5,183
                                                    =====              =====

          Diluted............................       5,177              5,183
                                                    =====              =====

                               TOFUTTI BRANDS INC.
                               -------------------

                            Condensed Balance Sheets
                            ------------------------
                      (in thousands, except share figures)

                                                           April 3,   January 2,
                                                             2010        2010
                                                         -----------  ----------
                                                         (unaudited)
Assets
Current assets:
     Cash and cash equivalents                             $1,771       $1,413
     Accounts receivable, net of allowance
       for doubtful accounts and sales promotions
       of $403 and $538, respectively                       1,686        1,461
     Inventories                                            1,765        1,931
     Prepaid expenses                                           8           13
     Refundable income taxes                                   58          252
     Deferred income taxes                                    299          299
                                                              ---          ---
          Total current assets                              5,587        5,369
                                                            -----        -----

Fixed assets, net of accumulated amortization of
        $35 and $34                                            14           15
Other assets                                                   16           16
                                                               --           --
                                                           $5,617       $5,400
                                                           ======       ======

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                        $670         $164
     Accrued expenses                                         423          616
     Accrued officers' compensation                           125          500
                                                              ---          ---
          Total current liabilities                         1,218        1,280
                                                            -----        -----


Stockholders' equity:
     Preferred stock - par value $.01 per share;
         authorized 100,000 shares, none issued                --           --
     Common stock - par value $.01 per share;
         authorized 15,000,000 shares, issued
         and outstanding 5,176,678 shares at
         April 3, 2010 and 5,176,678 shares at
         January 2, 2010                                       52           52
     Retained earnings                                      4,347        4,068
                                                            -----        -----
          Total stockholders' equity                        4,399        4,120
                                                            -----        -----
          Total liabilities and stockholders' equity       $5,617       $5,400
                                                           ======       ======